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                                                               Exhibit (h)(1)(v)

[LETTERHEAD] LOOMIS . SAYLES FUNDS
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                                           March 4, 2004

CDC IXIS Asset Management Services, Inc.
399 Boylston Street
Boston, MA 02116
Attention: Christopher L. Wilson

Re: Loomis Sayles Funds I (formerly Loomis Sayles Investment Trust)
    (the "Trust")

Dear Mr. Wilson:

This is to advise you that, effective April 1, 2004, one new series has been established in the Trust, the Loomis Sayles High Income Opportunities Fund (the "New Fund").

In accordance with the Section 1 of that certain Administrative Services Agreement, dated October 1, 2003, by and between the Trust and CDC IXIS Asset Management Services, Inc. ("CDC IXIS-AMS"), (as amended to the date hereof, the "Administration Agreement"), the Trust hereby notifies you that, effective April 1, 2004, Schedule A of the Administration Agreement shall be deemed to include the New Fund and requests that you act as Administrator for the New Fund under the terms of the Administration Agreement, as revised by this Letter Agreement. With respect to the New Fund only, Section 3 of the Administration Agreement is hereby revised to provide that CDC IXIS-AMS shall be entitled to reasonable compensation for its services and expenses as Administrator, as agreed upon from time to time among the Trust, on behalf of the New Fund, CDC IXIS-AMS and the Loomis, Sayles & Company, L.P. ("Loomis Sayles"), investment adviser to the New Fund. The parties further agree that Loomis Sayles, and not the Trust, shall be responsible for payment of such reasonable compensation and expenses relating to the New Fund. Section 3 of the Administration Agreement shall continue to apply to all other series of the Trust and shall remain unaffected with respect to those series by this Letter Agreement.

In accordance with the Section 17 of that certain Transfer Agency and Services Agreement, dated February 1, 2003, as amended on September 12, 2003 and January 1, 2004, by and between the Trust and CDC IXIS-AMS, (as amended to the date hereof, the "Transfer Agency Agreement"), the Trust hereby notifies you that, effective April 1, 2004, Schedule A of the Transfer Agency Agreement shall be deemed to include the New Fund and requests that you act as Transfer Agent for the New Fund under the terms of the Transfer Agency Agreement, as revised by this Letter Agreement. With respect to the

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New Fund only, Section 3 of the Transfer Agency Agreement is hereby revised to provide that CDC IXIS-AMS shall be entitled to reasonable compensation for its services and expenses as Transfer Agent, as agreed upon from time to time among the Trust, on behalf of the New Fund, CDC IXIS-AMS and Loomis Sayles. The New Fund shall be deemed an Institutional Fund for purposes of Schedule 3.1 Fees. The parties further agree that Loomis Sayles, and not the Trust, shall be responsible for payment of such reasonable compensation and expenses relating to the New Fund. Section 3 of the Transfer Agency Agreement shall continue to apply to all other series of the Trust and shall remain unaffected with respect to those series by this Letter Agreement.

Please indicate your acceptance of the foregoing with respect to the each of the Administration Agreement and Transfer Agency Agreement by executing three copies of this Letter Agreement, returning two copies to the Trust and retaining one copy for your records.


By: /s/ JOHN HAILER
    --------------------------------------------
    John Hailer
    Executive Vice President, Loomis Sayles Funds I

Agreed to this 4th day of March, 2004.

CDC IXIS Asset Management Services, Inc.


By: /s/ CHRISTOPHER L. WILSON
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    Christopher L. Wilson
    President and Chief Executive Officer

Agreed to this 4th day of March, 2004.

Loomis, Sayles & Company, L.P.


By: /s/ KEVIN CHARLESTON
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    Kevin Charleston
    Director